UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2015 (November 19, 2015)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2015, LabStyle Innovations Corp. (the “Company”) closed on the sale of 7,648,267 of the Company’s units (the “Units”) to certain existing shareholders and private investors (the “Investors”) in connection with a private placement offering (the “Offering”) pursuant to a definitive securities purchase agreement (the “Securities Purchase Agreement”) entered into with the Investors. Total proceeds of approximately $2.3 million from the Offering will be used to continue to fund the global penetration and the initial U.S. commercial launch of the Company’s Dario™ product, a mobile, cloud-based, diabetes management solution that includes novel software applications combined with a stylish, ‘all-in-one,’ pocket-sized, blood glucose monitoring device, and for working capital purposes.

The purchase price per Unit was $0.30. Each Unit sold in the Offering is comprised of (i) one share of the Company’s common stock, $0.0001 par value (the “Common Stock”), and (ii) two warrants to purchase shares of Common Stock as follows: (a) a Series A warrant to purchase 0.7 shares of Common Stock (the “Series A Warrants”) which is immediately exercisable at an exercise price of $0.37 per share and expires 16 months from the date of the closing and (b) a Series B warrant to purchase 0.3 shares of Common Stock (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”) which is immediately exercisable at an exercise price of $0.43 per share and expires 36 months from the date of the closing. In total, in the Offering, the Company issued 7,648,267 shares of Common Stock and Warrants exercisable for an aggregate of 7,648,267 shares of Common Stock. The Warrants are exercisable for cash or on a cashless basis if no registration statement covering the resale of the shares issuable upon exercise of the Warrants is available.

In connection with the Offering, the Company agreed to issue to certain finders 823,097 restricted shares of Common Stock and 823,097 warrants to purchase shares of Common Stock as follows: (a) a warrant to purchase 0.7 shares of Common Stock which is immediately exercisable at an exercise price of $0.37 per share and expires 16 months from the date of the closing and (b) a warrant to purchase 0.3 shares of Common Stock which is immediately exercisable at an exercise price of $0.43 per share and expires 36 months from the date of the closing (together, the “Finders' Warrants”).

The Units and the Finders’ Warrants and restricted shares of Common Stock issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities, and pursuant to Regulation S of the Securities Act to non-U.S. investors. The Units and the Finders’ Warrants and restricted shares of Common Stock have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forms of Securities Purchase Agreement, Series A Warrants and Series B Warrants are filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing is only a brief description of the material terms of the Securities Purchase Agreements and Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Form of Securities Purchase Agreement

Cautionary Note Regarding Forward-Looking Statements

This Current Report of the Company contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” are intended to identify forward-looking statements. For example, when the Company describes the expected use of proceeds from the Offering, it is using forward-looking statements. Readers are cautioned that certain important factors may affect the Company’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this Current Report. Factors that could cause or contribute to differences between the Company’s actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the results of the Offering) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2015	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary